Exhibit (c)-(2)

CREDIT SUISSE
Project Super
Presentation to the Special Committee of the Board of Directors
Confidential
August 13, 2015
These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse AG or its Affiliates (hereafter “Credit Suisse”).

Table of contents
1. Transaction overview
2. Super public market perspectives
3. Financial analysis
Appendix
Confidential

© Credit Suisse AG and/or its affiliates

CREDIT SUISSE
1. Transaction overview
Confidential

Transaction overview

Summary of selected transaction terms

- Offer:
  - $46.00 per ADS
  - 100% cash
- Buyer:
  - Consortium led by Dr. Ge Li, Chairman and CEO of Super, and also includes:
    - Boyu Capital
    - Ally Bridge Group
    - Temasek
    - Hillhouse Capital
    - Ping An
    - Other members of Super management
- Financing:
  - Committed debt financing from Ping An Bank and Shanghai Pudong Development Bank
- Termination fees:
  - Super termination fee of $50 million
  - Consortium termination fee of $100 million

Offer price (US$ / ADS)		Pre-announcement price 4/29/15 US$39.50	Offer price US$46.00
Premium over current	*US$41.57*	*(5.0%)*	*10.7%*
Premium over pre-announcement price	*US$39.50*	*–*	*16.5%*
Premium over (discount to) 52W high[1]	*US$42.31*	*(6.6%)*	*8.7%*
Premium over 52W low[1]	*US$29.84*	*32.4%*	*54.2%*
Premium over VWAP[1]			
10-day average	*US$39.60*	*(0.2%)*	*16.2%*
30-day average	*US$38.69*	*2.1%*	*18.9%*
90-day average	*US$38.00*	*3.9%*	*21.1%*
# of ADSs outstanding (fully diluted) (mn)[2]		73.1	73.1
Equity value (US$ mn)		**$ 2,888**	**$ 3,364**
Adj. equity value (US$ mn)[3]		**$ 2,768**	**$ 3,244**
(+) Total debt (US$mn)[4]		341	341
(-) Cash, deposits and short-term investments (US$mn)[4]		(552)	(552)
(+) Minority interest (US$mn)[4]		104	104
Enterprise Value (US$ mn)		**$ 2,661**	**$ 3,137**
Implied multiples (management)[5]	**Metrics (US$mn)**		
Enterprise value / 2015E EBITDA	*182*	**14.6x**	**17.2x**
Adj. equity value / 2015E Adj. Net Income[6]	*113*	**24.6x**	**28.8x**
Enterprise value / 2016E EBITDA	*218*	**12.2x**	**14.4x**
Adj. equity value / 2016E Adj. Net Income[6]	*121*	**22.8x**	**26.8x**
Implied multiples (I/B/E/S)[5]	**Metrics (US$mn)**		
Enterprise value / 2015E EBITDA	*200*	**13.3x**	**15.7x**
Adj. equity value / 2015E Adj. Net Income[6]	*125*	**22.2x**	**26.0x**
Enterprise value / 2016E EBITDA	*227*	**11.7x**	**13.8x**
Adj. equity value / 2016E Adj. Net Income[6]	*136*	**20.3x**	**23.8x**

Source: Super SEC filings, Bloomberg, Factset as of 12 Aug 2015.
(1) Based on trading days prior to 29 April 2015 (inclusive).
(2) Based on Super's ADS outstanding as of 30 Jun 2015, including RSUs and options (determined by treasury stock method).
(3) Adjusted equity value excludes management valuation of VC investments (US$119mn, including investments in Ambrx, Claritas and DNANexus (collectively US$45mn)) and JV investments (US$1mn).
(4) As of 30 Jun 2015. Cash includes long-term deposit (US$13mn) and pro forma for proceeds from July 2015 private placement of STA shares (US$80mn). Minority interest includes after-tax proceeds from April 2015 sale of STA shares to management ($24mn) and the July 2015 private placement of STA shares ($80mn).
(5) Represents implied operating business multiples, which exclude VC gains and JV loss from P&L, and management valuation of VC and JV investments from equity/enterprise value.
(6) Represents adjusted net income excluding VC gains, JV loss, non-cash share-based compensation and tax-affected intangible amortization. I/B/E/S net income also net of minority interests (as projected by management).

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© Credit Suisse AG and/or its affiliates

CREDIT SUISSE
2. Super public market perspectives
Confidential

Super historical trading summary since IPO

Selected earnings and news releases



Price (USD)
Volume ('000)
$ 50
40
30
20
10
0
10,000
8,000
6,000
4,000
2,000
0
Offer price: $46.00
Nov 2013
Announced 3Q13
Rev: 17% y-o-y growth
NI: 43% y-o-y growth
EPS beat consensus by 20%
Mar 2014
Announced 4Q13
Rev: 25% y-o-y growth
NI: 38% y-o-y growth
EPS beat consensus by 15%
30 Apr 2015
Announced the receipt of the non-binding take-private proposal
Pre-announcement price(1): $39.50
9 Aug 2007
IPO price: $14.00
26 Apr 2010
Announcement of the sale to Charles River Labs
30 Jul 2010
Termination of the sale to Charles River Labs
May 2013
Announced 1Q13
Rev: 12% y-o-y growth
NI: 3% y-o-y growth
EPS beat consensus by 14%
Aug 2013
Announced 2Q13
Rev: 9% y-o-y growth
NI: 45% y-o-y growth
EPS beat consensus by 19%
Aug-07
May-08
Jan-09
Oct-09
Jul-10
Mar-11
Dec-11
Sep-12
Jun-13
Feb-14
Nov-14
Aug-15

Super recent price history (pre-announcement basis)

	Price	Offer premium
Current price (8/12/2015)	$41.57	10.7%
Pre-announcement price (1)	39.50	16.5%
L10D VWAP (2)	39.60	16.2%
L30D VWAP (2)	38.69	18.9%
L90D VWAP (2)	38.00	21.1%
L12M VWAP (2)	35.85	28.3%
52-week high (2)	42.31	8.7%
52-week low (2)	29.84	54.2%

Source: Factset, Bloomberg as of 12 Aug 2015.
(1) ADS price as of 29 April 2015, day prior to the public announcement of the non-binding take-private proposal by the Consortium.
(2) On a pre-announcement basis (prior to 29 April 2015).

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© Credit Suisse AG and/or its affiliates

Super relative stock price performance since IPO
Indexed share price performance - since IPO(1)
Price (US$)
$70
Announcement of Offer
Super relative price performance (pre-announcement basis)
60
Super
Selected CROs(2)
S&P 500
L1Y to pre-announcement date 16% 68% 12%
Selected(2) CROs
L2Y to pre-announcement date 107% 96% 32%
50
L3Y to pre-announcement date 173% 187% 50%
IPO to pre-announcement date 102% 169% 45%
Super
40
30
S&P 500
20
10
0
Aug-07 May-08 Mar-09 Jan-10 Oct-10 Aug-11 May-12 Mar-13 Jan-14 Oct-14 Aug-15
Super Selected CROs(2) S&P 500
Source: Factset as of 12 Aug 2015.
(1) Indexed to Super’s closing price as of 9 Aug 2007 (Super’s IPO date).
(2) Selected Contract Research Organizations (“CROs”) are Quintiles, ICON, Charles River Laboratories, PAREXEL, PRA Health Sciences and INC Research Holdings (assumed equal weighting).
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Historical trading trends

EV/NTM EBITDA multiples

	Average multiple during:						Since	Since	
	2010	2011	2012	2013	2014	'15 YTD	1/1/10	1/1/14	Current[1]
Super	10.2x	7.3x	5.9x	8.3x	11.3x	12.3x	8.8x	11.5x	12.5x
Quintiles	NA	NA	NA	NM	11.4x	12.6x	NM	11.8x	12.7x
ICON	7.9x	7.9x	8.9x	11.0x	10.9x	11.9x	9.6x	11.3x	13.2x
Charles River Laboratories	8.6x	9.0x	8.5x	9.7x	11.0x	12.7x	9.7x	11.6x	11.8x
PAREXEL	7.1x	7.7x	8.0x	10.2x	9.6x	10.9x	8.8x	10.1x	10.4x
PRA Health Sciences	NA	NA	NA	NA	NA	12.9x	NA	NA	13.9x
INC Research Holdings	NA	NA	NA	NA	NA	13.7x	NA	NA	14.1x
Selected CROs (mean)	**7.9x**	**8.2x**	**8.5x**	**10.3x**	**10.7x**	**12.4x**	**9.4x**	**11.2x**	**12.7x**
Selected CROs (median)	**7.9x**	**7.9x**	**8.5x**	**10.2x**	**10.9x**	**12.6x**	**9.6x**	**11.5x**	**12.9x**
S&P 500	7.5x	7.3x	7.8x	8.6x	9.2x	10.1x	8.3x	9.5x	10.1x

NTM P/E multiples

	Average multiple during:						Since	Since	
	2010	2011	2012	2013	2014	'15 YTD	1/1/10	1/1/14	Current[1]
Super	18.3x	13.4x	10.6x	13.8x	17.3x	19.3x	15.0x	17.8x	21.2x
Quintiles	NA	NA	NA	NM	19.9x	20.9x	NM	20.3x	22.1x
ICON	14.9x	16.9x	18.2x	20.1x	18.7x	17.9x	17.8x	18.4x	19.3x
Charles River Laboratories	14.4x	13.9x	12.6x	15.2x	17.4x	19.8x	15.3x	18.3x	19.8x
PAREXEL	16.7x	17.5x	19.0x	21.9x	20.7x	20.9x	19.4x	20.8x	20.8x
PRA Health Sciences	NA	NA	NA	NA	NA	19.4x	NA	NA	20.9x
INC Research Holdings	NA	NA	NA	NA	NA	22.7x	NA	NA	23.3x
Selected CROs (mean)	**15.3x**	**16.1x**	**16.6x**	**19.1x**	**19.2x**	**20.3x**	**17.5x**	**19.4x**	**21.1x**
Selected CROs (median)	**14.9x**	**16.9x**	**18.2x**	**20.1x**	**19.3x**	**20.4x**	**17.8x**	**19.3x**	**20.9x**
S&P 500	12.9x	12.2x	12.4x	14.0x	15.4x	16.8x	13.8x	15.9x	16.6x

Source: FactSet, as of 12 Aug 2015. Average trading multiples are not adjusted figures.
Note: Selected CROs are: Charles River Laboratories, ICON, INC Research Holdings, PAREXEL, PRA Health Sciences and Quintiles.
(1) Selected CROs as of 8/7/15. Super as of 4/29/15, the last trading day prior to the announcement of the non-binding take-private proposal by the Consortium.

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Super historical financial performance

(US$ in MM)	Actual 2011A	2012A	2013A	2014A	CAGR 11A-14A
P&L					
Revenue					
Lab Services - Chemistry	162	176	193	210	9%
Lab Services - LTD	62	87	103	113	22%
Lab Services - US	80	90	92	100	7%
Lab Services - Formulation	8	11	10	11	13%
STA	96	117	141	171	21%
Biologics	1	7	25	54	325%
Others - NextCODE/GC	–	1	5	12	NM
Others - Abgent	1	4	4	4	52%
Others - SMO	1	1	3	5	86%
Consolidation adjustments	(3)	5	2	(4)	
Total revenue	**407**	**500**	**578**	**674**	**18%**
Gross Profit					
Lab Services - Chemistry	74	74	82	90	7%
Lab Services - LTD	18	33	37	36	26%
Lab Services - US	33	37	36	39	6%
Lab Services - Formulation	4	5	4	5	4%
STA	30	36	45	58	24%
Biologics	(1)	(3)	5	16	NM
Others - NextCODE/GC	–	0	2	4	NM
Others - Abgent	1	1	1	1	(6%)
Others - SMO	0	0	1	1	48%
Consolidation adjustments	3	5	4	8	
Total gross profit	**162**	**189**	**217**	**258**	**17%**
Gross margin %	*39.8%*	*37.8%*	*37.5%*	*38.3%*	
SG&A expenses	(60)	(75)	(83)	(110)	23%
R&D expenses	(5)	(8)	(11)	(21)	57%
EBITDA	**129**	**145**	**168**	**173**	**10%**
EBITDA margin %	*31.8%*	*29.1%*	*29.0%*	*25.7%*	
Cash flow items					
Capex	**64**	**68**	**56**	**108**	**19%**
Working capital increase / (decrease)	**28**	**12**	**(8)**	**46**	

Markers on table: 1 (Lab Services - LTD; STA and Biologics), 2 (SG&A expenses through EBITDA margin %), 3 (Capex 2013A–2014A)

Super management perspectives

1. Lab Testing Division ("LTD"), Small Molecule-Manufacturing ("STA") and Biologics have been the key revenue growth drivers since 2011
   - LTD significantly expanded its customer base during the period
   - Super began investing in Biologics in 2011, and have successfully ramped up the business during the period
     - Initially focused on development, and have since expanded into manufacturing and discovery
   - STA growth supported by strong pipeline of late-stage and commercial projects

2. EBITDA margin decreased from 31.8% in 2011 to 25.7% in 2014:
   - Labor and SG&A inflation in China
   - Increased R&D investments beginning in 2014 for new businesses development
   - Appreciation of Renminbi ("RMB") during the period
     - Majority of Super's revenue is recorded in USD, while expenses are mostly in RMB

3. Increased capex beginning in 2014 due to new facilities/expansion for STA, LTD, US operations and new businesses

Source: Super management.
Note: Reporting segments based on Super's latest segmentation, which differ from historical public filings. Non-cash share-based compensation excluded.

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Super research analyst estimates
Pre-announcement Post-announcement
Broker Report date Broker recommendation ADS price target (US$) Prem/(Disc) to Offer (%) Report date Broker recommendation ADS price target (US$) Prem/(Disc) to Offer (%)
Deutsche Bank 15-Apr-15 Buy $48.00 4.3% 16-May-15 Buy $48.00 4.3%
Jefferies 24-Apr-15 Hold 38.00 (17.4%) 15-May-15 Hold 46.00 0.0%
William Blair 6-Mar-15 Buy NA NA 10-Jul-15 Buy NA NA
JPMorgan 23-Mar-15 Buy 42.00 (8.7%) 14-May-15 Buy 48.00 4.3%
Morgan Stanley 10-Mar-15 Buy 42.00 (8.7%) 14-May-15 Buy NA NA
Credit Suisse 12-Mar-15 Hold 35.00 (23.9%)
Wells Fargo 9-Mar-15 Hold 37.00 NA 15-Jul-15 Buy 43.50(1) (5.4%)
Goldman Sachs 6-Mar-15 Hold 39.50 (14.1%)
Janney 6-Mar-15 Hold 39.00 (15.2%) 10-Jul-15 Hold 51.00 10.9%
CICC 13-Nov-14 Buy 47.00 2.2% 15-May-15 Buy 55.00 19.6%
Average $40.83 $48.58
High 48.00 55.00
Low 35.00 43.50
Historical analyst recommendations and price targets
% of brokers Price (USD)
100 50
80 45
40
60
35
40
30
20 25
0 20
Aug-13 Dec-13 Apr-14 Aug-14 Dec-14 Apr-15 Aug-15
Buy Hold Sell Price Target Price
Source: Brokers’ research, Factset as of 12 Aug 2015.
(1) Based on the midpoint of analyst valuation range of $43 - $44.
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Super research analyst estimates (cont’d)
Revenue EBITDA EPS
Date Broker name 2015E 2016E 2017E 2015E 2016E 2017E 2015E 2016E 2017E
07/15/15 Wells Fargo $796 $931 NA NA NA NA $1.75 $2.02 NA
07/10/15 William Blair 798 902 1,022 NA NA NA 1.74 1.91 2.28
05/16/15 Deutsche Bank 805 949 1,133 184 233 274 1.79 2.07 2.43
05/15/15 Jefferies 798 920 NA 191 241 NA 1.75 2.16 NA
05/14/15 JPMorgan 796 864 969 202 237 278 1.74 1.80 2.26
05/14/15 Morgan Stanley 800 936 1,102 218 192 230 1.78 2.04 2.44
Selected Broker Mean $799 $917 $1,057 $199 $226 $261 $1.76 $2.00 $2.35
Selected Broker Median 798 926 1,062 197 235 274 1.75 2.03 2.36
I/B/E/S Consensus $794 $921 $1,054 $200 $227 $263 $1.76 $2.02 $2.41
Management 802 952 1,138 182 218 256 1.56 1.72 1.89
Source: Brokers’ research, Factset as of 12 August 2015. Note: Estimates exclude share-based compensation expense.
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Super research analyst perspectives
Solid core business “What is perhaps not fully appreciated, however, is that WuXi’s core business remains healthy (midpoint of guidance implies ~16% top-line growth and 100bps of margin expansion this year).” JP Morgan, 23 March 2015
Expanding CRO market “We consider Wuxi the clear leader in the Chinese CRO industry, renowned for its quality of service, timely delivery, and competitive pricing. Facing continuing R&D costs and productivity pressure, global drug companies are opting increasingly for outsourcing to cut R&D time and rationalize costs.” Morgan Stanley, 30 Mar 2015
Entering into a new market “The new business is likely to transform WX into a product company from a service company. In the mid-term as WX makes progress on product front, we anticipate multiple expansion upon repositioning of this company.” Deutsche Bank, 06 April 2015
Diversification, perhaps to a fault “WX’s appetite for expansion raises three concerns for us. A) Some of the new services are unrelated to WX’s core competency. B) Investments in management talent to oversee this diversity are growing rapidly, as evidenced by 4Q results and guidance. C) Making these moves into unrelated businesses suggests less opportunity in core discovery offshoring areas than we would have thought.” Jefferies, 06 March 2015
Possible dilution through expansion “New Business Investment Becoming More Dilutive. Growth drivers today are Small Molecule and Biologics. Investments for those came in the 2008-2011 time frame, but WX’s EPS grew solidly (23% CAGR) during that time even with those costs.” Jefferies, 06 March 2015
Source: Wall Street equity research.
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Super shareholders overview

Investor name	Type of Fund	Current % O/S	Fully Diluted % O/S	Shareholder since
Wellington Management	GARP	11.3%	11.0%	Q3 '07
FIL Investments	Growth	9.9%	9.6%	Q3 '07
Schroders	Growth	9.4%	9.1%	Q2 '10
Fidelity Investments	GARP	5.6%	5.4%	Q3 '07
Matthews International Capital	Aggressive Growth	3.9%	3.8%	Q2 '11
Commonwealth Bank of Australia	Growth	3.7%	3.6%	Q1 '11
Investec Asset Management	Growth	3.5%	3.4%	Q1 '12
Ameriprise Financial Group	Growth	3.3%	3.2%	Q2 '10
Comgest Global Investors	Aggressive Growth	2.9%	2.8%	Q4 '14
BlackRock	Index / GARP	2.5%	2.4%	Q1 '09
Jennison Associates	Growth	2.2%	2.1%	Q1 '10
Apex Capital Management	Growth	2.2%	2.1%	Q3 '13
Acadian Asset Management	GARP	1.9%	1.8%	Q1 '11
William Blair & Company	Growth	1.9%	1.8%	Q4 '10
Oppenheimer Funds	Growth	1.7%	1.7%	Q2 '13
Bank of New York Mellon	GARP	1.4%	1.4%	Q2 '11
Carmignac Gestion	Growth	1.3%	1.2%	Q1 '15
Millennium Management	GARP	1.2%	1.2%	Q2 '14
Westwood Holdings Group	GARP	1.0%	1.0%	Q2 '13
Sensato Investors	Growth	0.9%	0.9%	Q4 '14
Top 20 institutions		**71.8%**	**69.7%**	
All other institutions		**25.6%**	**24.8%**	
Total		**97.4%**	**94.5%**	
Dr. Li (Founder, Chairman and CEO)		1.4%	1.7%	
Zhaohui Zhang (Founder, Director, Senior Vice President)		1.0%	1.0%	
Xiaozhong Liu (Founder, Director, Executive Vice President)		0.1%	0.2%	
Other options and RSUs (directors / management)		NA	2.5%	
Total insider ownership		**2.6%**	**5.5%**	
Total Ownership		**100.0%**	**100.0%**	

Source: Company information, Bloomberg, Factset.
Note: Fully diluted ownership statistics are inclusive of all options and RSUs, determined by treasury stock method based on US$46.00 offer price per ADS.

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CREDIT SUISSE
3. Financial analysis
Confidential

Super financial projections – basis of presentation
Super management has prepared and provided Credit Suisse with financial projections for year ended 2015E – 2020E:
P&L
Revenue and gross profit estimated by Super at business unit level, comprising Chemistry, Lab Testing Division, US operations, Formulation, STA, Biologics, NextCODE/GC, Abgent, Site Management Organization, E-commerce and China Health Initiatives
Operating expenses and other income/expenses estimated by Super management at group-level
Super management expects that Super’s effective tax rate will increase from 15% in 2014A to 17% in 2020E, reflecting an expected increase in earnings contribution from the US, which has a higher effective tax rate
Cash flow items
Capex included in Super management projections reflects expected requirements for each of Super’s business units
Working capital increase estimated by Super management
- Accounts receivables: 79 days
- Inventories: 43 days
- Accounts payable: 43 days
Super management FX assumption
FX rate assumed to remain constant at USD1 = RMB6.2
Source: Super management and Super management projections.
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Super Management projections – consolidated P&L

Excludes non-cash share-based compensation

	Actual			Estimates						CAGR	
(US$ in MM)	2012A	2013A	2014A	2015E	2016E	2017E	2018E	2019E	2020E	12A-14A	14A - 20E
Revenue	**$500**	**$578**	**$674**	**$802**	**$952**	**$1,138**	**$1,359**	**$1,563**	**$1,766**	16%	17%
Revenue growth %	*23%*	*16%*	*17%*	*19%*	*19%*	*20%*	*19%*	*15%*	*13%*		
Gross Profit	**189**	**217**	**258**	**288**	**331**	**388**	**458**	**532**	**593**	17%	15%
Gross profit %	*38%*	*38%*	*38%*	*36%*	*35%*	*34%*	*34%*	*34%*	*34%*		
Operating expense	**(83)**	**(94)**	**(131)**	**(169)**	**(191)**	**(227)**	**(257)**	**(294)**	**(324)**		
SG&A	(75)	(83)	(110)	(136)	(154)	(183)	(212)	(244)	(267)		
% of revenue	*15%*	*14%*	*16%*	*17%*	*16%*	*16%*	*16%*	*16%*	*15%*		
R&D	(8)	(11)	(21)	(33)	(37)	(44)	(45)	(50)	(57)		
% of revenue	*2%*	*2%*	*3%*	*4%*	*4%*	*4%*	*3%*	*3%*	*3%*		
EBIT	**106**	**123**	**127**	**119**	**140**	**161**	**200**	**238**	**269**	10%	13%
Margin %	*21%*	*21%*	*19%*	*15%*	*15%*	*14%*	*15%*	*15%*	*15%*		
Other income / (expenses)	**15**	**33**	**33**	**16**	**15**	**12**	**18**	**24**	**25**	50%	(4%)
Interest income (net)	6	10	17	5	2	(2)	4	6	9		
VC Investment gain	–	0	16	5	8	8	11	13	11		
JV Investment loss	(1)	(4)	(3)	(5)	(4)	(3)	(5)	(4)	(4)		
Other income (net)	9	27	3	11	9	9	9	9	9		
Income tax	**(18)**	**(24)**	**(25)**	**(20)**	**(23)**	**(26)**	**(35)**	**(43)**	**(49)**		
Tax rate %	*15%*	*15%*	*15%*	*15%*	*15%*	*15%*	*16%*	*16%*	*17%*		
Net Income	**102**	**133**	**136**	**115**	**132**	**146**	**184**	**219**	**245**	15%	10%
Margin %	*20%*	*23%*	*20%*	*14%*	*14%*	*13%*	*14%*	*14%*	*14%*		
Net income to shareholders [(1)]	**102**	**133**	**136**	**113**	**125**	**138**	**174**	**208**	**234**	15%	10%
Margin %	*20%*	*23%*	*20%*	*14%*	*13%*	*12%*	*13%*	*13%*	*13%*		
Adjusted net income to shareholders [(2)]	**103**	**137**	**123**	**113**	**121**	**133**	**168**	**199**	**226**	9%	11%
Growth %	*10%*	*33%*	*(10%)*	*(8%)*	*8%*	*10%*	*26%*	*18%*	*14%*		
Margin %	*21%*	*24%*	*18%*	*14%*	*13%*	*12%*	*12%*	*13%*	*13%*		
EBITDA	**145**	**168**	**173**	**182**	**218**	**256**	**305**	**351**	**391**	9%	15%
Growth %	*12%*	*16%*	*3%*	*5%*	*20%*	*17%*	*19%*	*15%*	*11%*		
Margin %	*29%*	*29%*	*26%*	*23%*	*23%*	*22%*	*22%*	*22%*	*22%*		
Memo:											
Share-based compensation	14	18	23	32	37	43	49	56	62		

Source: Super management projections.
Note: Non-cash share-based compensation excluded.
(1) Net income to shareholders post minority interests (arising from listing of STA subsidiary).
(2) Adjusted to exclude VC investment gains and JV investment loss.

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Comparison of financial projections

Management versus Wall Street projections

Revenue

(US$ mn)



674
802
794
795
(1)
952
921
1,138
1,054

% growth	2014A	2015E	2016E	2017E
Management	16.6%	19.0%	18.7%	19.5%
I/B/E/S		17.8%	15.9%	14.5%

■ Actual ■ Management ■ I/B/E/S ■ Mid-point of guidance

EBITDA

(US$ mn)



173
182
200
218
227
256
263

% margin	2014A	2015E	2016E	2017E
Management	25.7%	22.7%	22.9%	22.5%
I/B/E/S		25.1%	24.6%	25.0%

■ Actual ■ Management ■ I/B/E/S

Net income to shareholders[(3)]

(US$ mn)



136
113
125
127
(2)
125
141
138
167

% margin	2014A	2015E	2016E	2017E
Management	20.1%	14.1%	13.2%	12.1%
I/B/E/S		15.7%	15.3%	15.9%

■ Actual ■ Management ■ I/B/E/S ■ Mid-point of guidance

Capex

(US$ mn)



108
185
189
174
156
182
124

% of rev	2014A	2015E	2016E	2017E
Management	16.0%	23.1%	18.3%	16.0%
I/B/E/S		23.8%	16.9%	11.8%

■ Actual ■ Management ■ I/B/E/S

Source: Super management projections, Super SEC filings, Factset as of 12 Aug 2015.
Note: Non-cash share-based compensation excluded.
(1) Mid-point of net revenue guidance of US$790 - US$800mn.
(2) Mid-point of non-GAAP earnings guidance of US$125mn – US$129mn, which is based on non-GAAP diluted earnings per ADS guidance of US$1.73 - US$1.78 and 2015E number of diluted ADS in the management projection (72.4mn).
(3) Represents net income to shareholders post minority interests and includes VC gains and JV loss (assuming brokers' net income numbers do not take into account minority interests).

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Super financial analysis summary

Pre-announcement price[1]: US$39.50; Offer price: US$46.00

	Methodologies		Implied ADS price of Super (in US$)	Implied 2015E EV/EBITDA multiple[2] [3]	Implied 2015E P/E multiple[2] [3]
Financial analysis	1 Selected companies analysis	▪ 2015E and 2016E EV/EBITDA multiple range of 11.5x – 15.0x and 10.5x – 14.0x[3], respectively, applied to Super management projected 2015E and 2016E EBITDA of US$182mn and US$218mn, respectively[4]	$31.75 – $44.92	11.5x – 16.8x	19.6x – 28.1x
		▪ 2015E and 2016E P/E range[3] of 19.0x – 24.0x and 18.0x – 22.0x, respectively, applied to Super management projected 2015E and 2016E adjusted net income of US$113mn and US$121mn, respectively[4]	$30.90 – $38.60	11.2x – 14.3x	19.0x – 24.0x
	2 Selected transactions analysis	▪ LTM EV/EBITDA multiple range of 12.0x – 16.0x, applied to LTM EBITDA of US$166mn[4][5]	$30.29 – $39.35	10.9x – 14.6x	18.6x – 24.5x
	3 DCF analysis	▪ Based on Super management projections for 2015E–2020E[4]: – Terminal NTM EBITDA multiple range: 10.0x – 14.0x – Discount rate range: 8.5% – 10.5%	$38.51 – $56.38	14.2x – 21.4x	23.9x – 35.5x
Informational reference points	4 52-week high and low	▪ Based on 52-week high and low share price prior to 29 April 2015	$29.84 – $42.31	10.7x – 15.7x	18.3x – 26.4x
	5 Takeover premia	▪ Based on premia of selected take-private transactions since 2012 – 15% - 30% premium on Super's ADS price on 29 April 2015 – 20% - 40% premium on Super's ADS price 30-day prior to 29 April 2015	$43.81 – $51.35	16.3x – 19.4x	27.4x – 32.3x
	6 Analyst target price	▪ Based on equity research analyst target prices high and low prior to 29 April 2015	$35.00 – $48.00	12.8x – 18.0x	21.7x – 30.1x

Note: Based on 73.1m of ADSs outstanding (on a fully diluted basis). Non-cash share-based compensation excluded.
(1) ADS price as of 29 April 2015, prior to public announcement of the privatization proposal by the Consortium.
(2) Based on 2015E EBITDA and Adjusted Net Income in management projections; Adjusted Net Income strips out 2015E VC gain of US$5.5mn and JV loss of US$5.3mn.
(3) Represents implied operating business multiples, which exclude VC gains and JV loss from P&L, and management valuation of VC and JV investments from equity/enterprise value.
(4) EBITDA, adjusted net income and cash flow numbers exclude VC gains and JV loss; Super management estimate of value of VC and JV investments added to equity/enterprise value.
(5) Pro forma for XBL and NextCode Health, which were acquired in October 2014 and January 2015, respectively.

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1 Selected companies benchmarking
Revenue growth CAGR EBITDA growth CAGR 2015E margin Capex as % of rev. Tax Rate LT EPS Growth
Company 14A - ‘15E 15E - ‘16E 16E - ‘17E 14A- ‘17E 14A - ‘15E 15E - ‘16E 16E - ‘17E 14A - ‘17E EBITDA EBIT 2015E 2016E
Quintiles 5% 9% 8% 7% 9% 13% 10% 11% 18% 15% 2% 2% 30% 13%
ICON 5% 8% 7% 7% 28% 12% 9% 16% 21% 18% 3% 3% 15% 17%
Charles River Labs 4% 4% 8% 5% 4% 7% 10% 7% 24% 17% 4% 5% 27% 10%
Parexel 8% 7% 7% 8% 17% 14% 11% 14% 16% 12% 4% 3% 33% 17%
PRA 8% 9% 7% 8% 30% 11% 9% 16% 17% 16% 2% 2% 30% 18%
INC Research 12% 12% 10% 11% 38% 12% 14% 21% 22% 20% 3% 3% 36% 18%
Mean 7% 8% 8% 8% 21% 11% 10% 14% 20% 16% 3% 3% 28% 15%
Median 7% 8% 7% 7% 23% 12% 10% 15% 20% 17% 3% 3% 30% 17%
Super (IBES) 18% 16% 15% 16% 15% 13% 16% 15% 25% 16% 24% 17% 17% 12%
Super (Management) 19% 19% 20% 19% 5% 20% 17% 14% 23% 15% 23% 18% 15% 16%
Source: Super management projections, selected company SEC filings and Factset as of 12 Aug 2015.
Note: Above financial metrics represent calendar year figures.
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❶ Selected companies analysis

($ in millions, except per share amounts)

Company	Stock Price 8/12/15	% of 52-Wk-High	Equity Value	Enterprise Value	Adj. EBITDA multiple CY 2015E	Adj. EBITDA multiple NTM	Adj. EBITDA multiple CY 2016E	Adj. P/E (SBC tax-affected) CY 2015E	Adj. P/E (SBC tax-affected) CY 2016E	Adj. P/E (SBC not tax-affected) CY 2015E	Adj. P/E (SBC not tax-affected) CY 2016E
Quintiles	$75.04	93.3%	$9,634	$11,279	13.8x	12.7x	12.2x	20.4x	18.3x	20.0x	17.9x
ICON	82.69	98.5%	5,272	5,140	14.2x	13.2x	12.8x	18.3x	15.5x	18.0x	15.3x
Charles River Labs (1)	76.12	89.9%	3,644	4,519	12.3x	11.8x	11.5x	17.7x	15.9x	16.8x	15.1x
Parexel	67.28	92.6%	3,861	4,010	11.4x	10.4x	9.9x	20.0x	17.2x	19.3x	16.7x
PRA	40.87	92.9%	2,670	3,528	14.8x	13.9x	13.4x	22.6x	19.3x	22.3x	19.1x
INC Research	44.90	86.9%	2,655	3,032	15.2x	14.1x	13.6x	25.3x	21.4x	25.0x	21.2x
			Mean		**13.6x**	**12.7x**	**12.2x**	**20.7x**	**17.9x**	**20.2x**	**17.5x**
			Median		**14.0x**	**12.9x**	**12.5x**	**20.2x**	**17.7x**	**19.7x**	**17.3x**
Super (IBES ex. VC/JV inv.) (2) (3)	**$39.50**	**93.4%**	**2,768 (5)**	**2,661**	**13.3x**	**12.5x**	**11.7x**	**23.1x**	**21.2x**	**22.2x**	**20.3x**
Super (Management ex. VC/JV inv.) (2)	**39.50**	**93.4%**	**2,768 (5)**	**2,661**	**14.6x**	**13.3x**	**12.2x**	**25.6x**	**23.9x**	**24.6x**	**22.8x**

EV/EBITDA multiple:

($ in millions, except per share data)

	Metrics	Multiple Range (2) Low	-	High	Implied Enterprise Value Low	-	High
EBITDA (management)							
2015E	$182	11.5x	-	15.0x	$2,094	-	$2,732
2016E	218	10.5x	-	14.0x	2,293	-	3,058
Implied selected enterprise value range					**$2,094**	-	**$3,058**
Net cash (6/30/2015) (6)					211	-	211
Management valuation of VC and JV investments (6)					120	-	120
Less: Minority interests					(104)	-	(104)
Implied equity value					2,322		3,285
Implied equity value per share					**$31.75**	-	**$44.92**

P/E multiple:

($ in millions, except per share data)

	Metrics	Multiple Range (2) Low	-	High	Implied Equity Value Low	-	High
Adjusted Net Income (management) (4)							
2015E	$113	19.0x	-	24.0x	$2,139	-	$2,702
2016E	121	18.0x	-	22.0x	$2,182	-	$2,667
Implied selected adjusted equity value range (5)					**$2,139**	-	**$2,702**
Management valuation of VC and JV investments (6)					120	-	120
Implied equity value					**$2,259**	-	**$2,822**
Implied equity value per share					**$30.90**	-	**$38.60**

Source: Super SEC filings, Factset as of 12 Aug 2015. Estimates per IBES.

Note: Selected companies analysis excludes: after-tax intangible amortization from earnings multiples; share-based compensation from EBITDA multiples; share-based compensation on a pre-tax and post-tax basis from earnings multiples. Adjustments were made to consensus estimates to reflect variances in management reporting from the aforementioned approach, as follows: share-based compensation was added to consensus EBITDA and earnings estimates for the following companies: Quintiles, ICON, Charles River and Parexel; intangible amortization was added to consensus earnings estimates for the following companies: Quintiles, ICON and Parexel. Super stock price and multiples based on pre-announcement price of US$39.50 as of 29 April 2015.

(1) Charles River Laboratories pro forma for Celsis acquisition.
(2) Represents implied operating business multiples, which exclude VC gains and JV loss from P&L, and management valuation of VC and JV investments from equity/enterprise value.
(3) I/B/E/S net income net of minority interests (as projected by management).
(4) Represents adjusted net income excluding VC gains and JV loss.
(5) Adjusted equity value excludes management valuation of VC investments (US$119mn, including investments in Ambrx, Claritas and DNANexus (collectively US$45mn)) and JV investments (US$1mn).
(6) Net cash includes deposits and short-term investments. Management valuation of VC investments (US$119mn, including investments in Ambrx, Claritas and DNANexus (collectively US$45mn)) and JV investments (US$1mn).

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❷ Selected transactions analysis

(USD in millions)

Date Announced	Acquiror / Target	Implied Ent. Value	Implied Ent. Value / LTM Revenue	Implied Ent. Value / LTM EBITDA	NTM Revenue growth	LTM EBITDA margin
Early Stage Development Focus						
07/09/15	Charles River Labs / Celsis International	$212	NA	~14x	NA	NA
04/26/10	Charles River Labs / WuXi[(1)]	1,486	5.5x	16.1x	18%	34%
01/05/06	Societe Generale de Surveillance / The aster.cephac Group	89	2.1x	NA	NA	NA
11/02/05	Genstar Capital / Harlan Sprague Dawley[(2)]	370	1.4x	9.0x	NA	15%
07/18/05	Aptuit, Inc. (Welsh Carson) / Quintiles - EDP Business	125	0.8x	NA	NA	NA
09/30/04	Behrman Capital / WIL Research Laboratories	105	2.7x	8.4x	NA	32%
07/01/04	Charles River Laboratories / Inveresk Research Group	1,559	5.3x	23.8x	21%	23%
02/24/00	MDS / Phoenix International Life Sciences	328	1.8x	14.7x	31%	13%
Mean			**2.8x**	**14.3x**	**23%**	**23%**
Median			**2.1x**	**14.3x**	**21%**	**23%**
Late Stage Development Focus						
11/03/14	LabCorp / Covance	$5,630	2.2x	12.1x	4%	19%
07/31/13	KKR / Research Pharmaceutical Services	290	NA	~10x	NA	NA
02/01/13	Cinven / Medpace	915	NA	9.7x	NA	NA
04/10/12	Genstar Capital / eResearch Technology	400	2.1x	8.5x	6%	24%
10/03/11	Carlyle - H&F / PPDI	3,501	2.4x	10.6x	12%	22%
05/23/11	CCMP Capital Advisors / Medpace	536	3.4x	NA	28%	NA
05/17/11	inVentiv Health / Pharmanet Development Group	593	1.3x	NA	NA	NA
05/04/11	INC Research / Kendle	342	0.8x	12.3x	4%	6%
01/31/11	inVentiv Health / i3 Global	~400	~1x	NA	NA	NA
12/28/10	Warburg Pincus / ReSearch Pharmaceutical	254	0.9x	15.4x	NA	6%
08/19/10	Avista and Ontario Teachers / INC Research	~600	~2x	~10x	NA	24%
08/16/10	Medco Health Solutions / United BioSource Corporation	730	~3x	NA	NA	NA
05/06/10	Thomas H. Lee Partner / inVentiv	1,136	1.0x	8.4x	4%	12%
02/03/09	JLL Partners / PharmaNet Development Group	262	0.6x	8.3x	(19%)	7%
03/15/08	Pegasus Bidco / Premier Research Group	180	1.6x	10.9x	26%	15%
07/25/07	Genstar Capital / PRA International	757	2.0x	14.8x	11%	13%
06/19/06	PRA International / Pharma Bio-Research	107	2.1x	13.9x[(3)]	3%	15%[(3)]
05/09/06	Kendle International / Charles River Phase II-IV Clinical Services	215	1.9x	22.5x	4%	8%
09/30/04	Behrman Capital / WIL Research Laboratories	105	2.7x	8.4x	NA	32%
04/10/03	One Equity Partners / Quintiles Transnational	1,114	0.7x	5.4x	4%	13%
02/24/00	MDS / Phoenix International Life Sciences	328	1.8x	14.7x	31%	13%
Mean			**1.8x**	**11.5x**	**9%**	**15%**
Median			**1.9x**	**10.6x**	**4%**	**13%**

($ in millions, except per share amounts)

	Data	Multiple Range Low	–	Multiple Range High	Implied Enterprise Value Low	–	Implied Enterprise Value High
LTM 6/30/15	$166[(4)]	12.0x	–	16.0x	$1,988	–	$2,650
Implied enterprise value range					**$1,988**	**–**	**$2,650**
Net cash (6/30/2015)[(5)]					211	–	211
Management valuation of VC and JV investments[(5)]					120	–	120
Less: Minority interests					(104)	–	(104)
Implied equity value					**$2,215**	**–**	**$2,878**
Implied equity value per share					**$30.29**	**–**	**$39.35**
Super NTM revenue growth							19.0%
Super LTM EBITDA margin							23.0%

Source: SEC filings and Wall Street research.
Note: Target EBITDA adjusted to back out share based compensation where information was publicly available.
(1) Deal was terminated on July 30, 2010.
(2) Implied enterprise value based on publicly available information.
(3) Assumes 15% EBITDA margin.
(4) Pro forma for XBL and NextCode Health, which were acquired in October 2014 and January 2015, respectively.
(5) Net cash includes deposits and short-term investments. Management valuation of VC investments (US$119mn, including investments in Ambrx, Claritas and DNANexus (collectively US$45mn)) and JV investments (US$1mn).

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3 Discounted cash flow analysis

Management Case (FX assumption: 1 USD = 6.20 RMB)

(in US$mn unless otherwise specified)	2015E Q3 - Q4[1]	2016E	2017E	2018E	2019E	2020E	CAGR 16E - 20E
Revenue	428	952	1,138	1,359	1,563	1,766	16.7%
% growth		*18.7%*[2]	*19.5%*	*19.4%*	*15.0%*	*13.0%*	
EBITDA	102	218	256	305	351	391	15.7%
% margin	*23.8%*	*22.9%*	*22.5%*	*22.4%*	*22.5%*	*22.2%*	
EBIT	68	140	161	200	238	269	17.7%
% margin	*15.8%*	*14.7%*	*14.2%*	*14.7%*	*15.2%*	*15.2%*	
Tax effect	(10)	(21)	(25)	(32)	(39)	(44)	
Tax rate	*14.7%*	*14.9%*	*15.3%*	*16.0%*	*16.4%*	*16.5%*	
NOPAT	58	119	137	168	199	224	17.2%
Plus: Depreciation & amortization	34	78	95	104	114	122	
Plus: Government subsidies (tax-affected)[3]	7	8	8	8	8	8	
Less: Capital expenditures	(107)	(174)	(182)	(108)	(103)	(98)	
Less: Working capital increase	(4)	(18)	(37)	(47)	(41)	(41)	
Less: Share-based compensation (tax-affected)	(14)	(32)	(36)	(41)	(47)	(52)	
Unlevered free cash flow	**(26)**	**(19)**	**(17)**	**84**	**129**	**164**	NM

Selected assumptions

- Unlevered free cash flow includes all business cash flows (from core and new businesses) as per management projections, but excludes VC/JV investments
  - Management estimated value of VC/JV investments is added back to determine the implied equity value and per ADS price
- Per management projection, effective tax rate to increase from 15% to 17% in 2020E reflecting an expected shift in revenue mix towards more US revenue
- Assumed a WACC of 8.5% - 10.5% and terminal NTM EBITDA multiple of 10.0x – 14.0x for all businesses

Illustrative present value as of June 30, 2015

Discount rate	8.5%			9.5%			10.5%		
Terminal NTM (2020E) EBITDA multiple	**10.0x**	**12.0x**	**14.0x**	**10.0x**	**12.0x**	**14.0x**	**10.0x**	**12.0x**	**14.0x**
Implied terminal growth rate	4.1%	4.9%	5.4%	5.1%	5.8%	6.4%	6.1%	6.8%	7.4%
PV of unlevered FCF (Q32015E - 2019E)	101	101	101	97	97	97	92	92	92
PV of terminal value (2020E & beyond)	2,710	3,253	3,795	2,601	3,121	3,641	2,497	2,996	3,495
% of aggregate value in terminal value	*96.4%*	*97.0%*	*97.4%*	*96.4%*	*97.0%*	*97.4%*	*96.4%*	*97.0%*	*97.4%*
Implied aggregate value	2,812	3,354	3,896	2,697	3,217	3,738	2,589	3,088	3,587
Plus: Net cash[4]	211	211	211	211	211	211	211	211	211
Plus: Value of VC/JV investments[4]	120	120	120	120	120	120	120	120	120
Less: Minority interests[4]	(104)	(104)	(104)	(104)	(104)	(104)	(104)	(104)	(104)
Implied equity value	3,038	3,580	4,122	2,924	3,444	3,964	2,815	3,315	3,814
Implied price per ADS[5]	**$ 41.55**	**$ 48.96**	**$ 56.38**	**$ 39.99**	**$ 47.10**	**$ 54.21**	**$ 38.51**	**$ 45.33**	**$ 52.16**

Source: Super management projections.
Note: Present value assumes mid-year conversion.
(1) Revenue, EBITDA, EBIT, D&A, government subsidies, capex, working capital increase and share-based compensation calculated as Super management projected 2015E numbers minus actual 2015 Q1 and Q2 numbers.
(2) Growth over Super management projected 2015E full-year revenue.
(3) Represents tax-affected government subsidies recorded as other income in the Super management projections.
(4) As of 30 Jun 2015. Cash includes long-term deposit (US$13mn) and pro forma for proceeds from July 2015 private placement of STA shares (US$80mn). Management valuation of VC investments (US$119mn, including investments in Ambrx, Claritas and DNANexus (collectively US$45mn)) and JV investments (US$1mn). Minority interest includes after-tax proceeds from April 2015 sale of STA shares to management ($24mn) and the July 2015 private placement of STA shares ($80mn).
(5) Based on Super's ADS outstanding of 73.1mn as of 30 Jun 2015, including RSUs and options (determined by treasury stock method based on respective implied price per ADS).

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5 Selected take-private premia of US-listed Chinese companies
Premium over 1-day prior share price
(2012-2015YTD)
- 7 16 13 5 3 2 - - -
<0% 0-10% 10-20% 20-30% 30-40% 40-50% 50-60% 60-70% 70-80% >80%
2012 2013 2014 2015 YTD 12-15 YTD
Mean 31.7% 22.4% 26.3% 17.7% 23.0%
Median 30.6% 19.2% 26.3% 17.6% 20.0%
Premium over 30-day prior share price
(2012-2015YTD)
5 5 7 7 6 5 6 1 2 2
<0% 0-10% 10-20% 20-30% 30-40% 40-50% 50-60% 60-70% 70-80% >80%
2012 2013 2014 2015 YTD 12-15 YTD
Mean 50.2% 32.8% 46.4% 17.6% 31.4%
Median 45.7% 29.2% 46.4% 12.8% 29.2%
Premium over 90-day prior share price
(2012-2015YTD)
5 6 4 5 7 4 3 4 4 4
<0% 0-10% 10-20% 20-30% 30-40% 40-50% 50-60% 60-70% 70-80% >80%
2012 2013 2014 2015 YTD 12-15 YTD
Mean 55.5% 22.6% 54.4% 35.4% 39.1%
Median 48.5% 25.2% 54.4% 31.1% 33.1%
Premium range Implied Share price
Super share price Low - High Low - High
1-day prior $39.50 15.0% - 30.0% $45.43 - $51.35
30-day prior $36.51 20.0% - 40.0% $43.81 - $51.11
Implied share price range $43.81 - $51.35
Source: SEC filings, Dealogic, Factset as of 28 July 2015.
Note: 1-day, 30-day and 90-day prior share price based on trading days.
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CREDIT SUISSE
Appendix
Confidential

Listing of STA and subsequent private placement
We understand that:
On December 3, 2014, Super submitted an application to list its small molecule manufacturing operations (Shanghai SynTheAll Pharmaceutical Co., Ltd. (“STA”)) on China’s over-the-counter exchange, the New Third Board. Super applied to list STA to allow the flexibility to raise capital eventually from the Chinese capital markets to fund future growth and pursue potential M&A opportunities
On April 3, 2015 (STA listing date), the application was approved by Chinese regulators
In March 2015, Super agreed to sell 6,663,871 STA shares (approximately 5.55% of STA’s then-outstanding shares) to 75 members of Super and STA management. The shares were sold in April for an aggregate of approximately $28 million in cash.
Per Super, the price for the shares was based on a third-party appraisal of STA’s equity. The March 2015 private placement implied an STA equity value of approximately $504 million(1)
On July 10, 2015, Super announced an agreement for the private placement of 7,160,000 shares of STA, representing approximately 6% for STA’s current shares outstanding, for approximately $80 million
– Purchasers in the private placement (comprised of 33 institutional investors in China) agreed to a lock up period of 12 months
– Hillhouse Capital, one of the members of the buying Consortium, participated in the private placement
– The private placement transaction closed on July 31, 2015
– After giving effect to the private placement, Super currently owns approximately 89.1% of STA
– The July 10th private placement implied an STA equity value of approximately $1,428 million(2)
Source: Super management and Super SEC filings.
(1) Implied equity value of management share purchase determined by price per share of RMB 26.04 multiplied by the then-outstanding STA shares of 120 million, applying an exchange rate of USD 1 = RMB 6.20.
(2) Implied equity value of private placement determined by price per share of RMB 69.65 multiplied by the pro forma STA shares outstanding of 127.16 million, applying an exchange rate of USD 1 = RMB 6.20.
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Super management perspectives on STA private placement
While the private placement was announced on July 10th, the purchase price was negotiated and agreed in May
Super does not believe investors would currently be willing to agree to pay the same price as was agreed in May given changes in economic, financial, market and other conditions including the significant intervening decline in the New Third Board
Super management believes STA is a strategic asset, integral to Super. As such, Super management plans to maintain STA as part of Super and has no intention of selling the entire business
– ~90% of Super and STA customers overlap
Super management has advised us that the consolidated Super projections, which assume 1 USD = 6.20 RMB (the “Management Case”), prepared and provided by Super, reflect Super management’s best currently available estimates as to the future financial performance of Super on a consolidated basis, inclusive of Super’s interest in STA, and are a reasonable basis on which to evaluate Super, inclusive of Super’s interest in STA
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Super management projections – consolidated P&L

Illustrative sensitivity FX assumption: 1 USD = 6.40 RMB

	Actual			Estimates						CAGR	
(US$ in MM)	2012A	2013A	2014A	2015E	2016E	2017E	2018E	2019E	2020E	12A-14A	14A - 20E
Revenue	**$500**	**$578**	**$674**	**$801**	**$952**	**$1,138**	**$1,359**	**$1,563**	**$1,766**	16%	17%
Revenue growth %	*23%*	*16%*	*17%*	*19%*	*19%*	*20%*	*19%*	*15%*	*13%*		
Gross Profit	**189**	**217**	**258**	**290**	**341**	**401**	**473**	**549**	**612**	17%	15%
Gross profit %	*38%*	*38%*	*38%*	*36%*	*36%*	*35%*	*35%*	*35%*	*35%*		
Operating expense	**(83)**	**(94)**	**(131)**	**(168)**	**(188)**	**(223)**	**(253)**	**(289)**	**(318)**		
SG&A	(75)	(83)	(110)	(136)	(151)	(180)	(209)	(240)	(262)		
% of revenue	*15%*	*14%*	*16%*	*17%*	*16%*	*16%*	*15%*	*15%*	*15%*		
R&D	(8)	(11)	(21)	(33)	(36)	(43)	(45)	(49)	(56)		
% of revenue	*2%*	*2%*	*3%*	*4%*	*4%*	*4%*	*3%*	*3%*	*3%*		
EBIT	**106**	**123**	**127**	**121**	**153**	**178**	**220**	**260**	**294**	10%	15%
Margin %	*21%*	*21%*	*19%*	*15%*	*16%*	*16%*	*16%*	*17%*	*17%*		
Other income / (expenses)	**15**	**33**	**33**	**9**	**15**	**12**	**18**	**24**	**25**	50%	(4%)
Interest income (net)	6	10	17	5	2	(2)	4	6	9		
VC Investment gain	–	0	16	5	8	8	11	13	11		
JV Investment loss	(1)	(4)	(3)	(5)	(4)	(3)	(5)	(4)	(4)		
Other income (net)	9	27	3	5	9	9	9	9	9		
Income tax	**(18)**	**(24)**	**(25)**	**(19)**	**(25)**	**(29)**	**(38)**	**(47)**	**(53)**		
Tax rate %	*15%*	*15%*	*15%*	*15%*	*15%*	*15%*	*16%*	*16%*	*17%*		
Net Income	**102**	**133**	**135**	**111**	**143**	**160**	**200**	**237**	**266**	15%	12%
Margin %	*20%*	*23%*	*20%*	*14%*	*15%*	*14%*	*15%*	*15%*	*15%*		
Net income to shareholders[1]	**102**	**133**	**135**	**109**	**137**	**152**	**190**	**226**	**254**	15%	11%
Margin %	*20%*	*23%*	*20%*	*14%*	*14%*	*13%*	*14%*	*14%*	*14%*		
Adjusted net income to shareholders[2]	**103**	**137**	**123**	**109**	**133**	**147**	**184**	**217**	**247**	9%	12%
Growth %	*10%*	*33%*	*(10%)*	*(11%)*	*22%*	*11%*	*25%*	*18%*	*14%*		
Margin %	*21%*	*24%*	*18%*	*14%*	*14%*	*13%*	*14%*	*14%*	*14%*		
EBITDA	**145**	**168**	**173**	**184**	**231**	**271**	**322**	**372**	**414**	9%	16%
Growth %	*12%*	*16%*	*3%*	*6%*	*25%*	*17%*	*19%*	*15%*	*12%*		
Margin %	*29%*	*29%*	*26%*	*23%*	*24%*	*24%*	*24%*	*24%*	*23%*		
Memo:											
Share-based compensation	14	18	23	32	37	43	49	56	62		

Source: Super management projections.
Note: Non-cash share-based compensation excluded.
(1) Net income to shareholders post minority interests (arising from listing of STA subsidiary).
(2) Adjusted to exclude VC investment gains and JV investment loss.

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Discounted cash flow sensitivity analysis

Illustrative sensitivity FX assumption: 1 USD = 6.40 RMB

(in US$mn unless otherwise specified)	2015E Q3 - Q4[(1)]	2016E	2017E	2018E	2019E	2020E	CAGR 16E - 20E
Revenue	427	952	1,138	1,359	1,563	1,766	16.7%
% growth		*18.7%*[(2)]	*19.5%*	*19.4%*	*15.1%*	*13.0%*	
EBITDA	97	231	271	322	372	414	15.8%
% margin	*22.7%*	*24.2%*	*23.8%*	*23.7%*	*23.8%*	*23.5%*	
EBIT	63[(6)]	153	178	220	260	294	17.6%
% margin	*14.8%*	*16.1%*	*15.6%*	*16.2%*	*16.6%*	*16.6%*	
Tax effect	(9)	(23)	(27)	(35)	(43)	(49)	
Tax rate	*14.7%*	*14.9%*	*15.3%*	*16.0%*	*16.4%*	*16.5%*	
NOPAT	54	131	150	184	217	245	17.1%
Plus: Depreciation & amortization	34	77	93	103	112	121	
Plus: Government subsidies (tax-affected)[(3)]	7	8	8	8	8	8	
Less: Capital expenditures	(107)	(174)	(182)	(108)	(103)	(98)	
Less: Working capital increase	(4)	(18)	(37)	(47)	(41)	(41)	
Less: Share-based compensation (tax-affected)	(14)	(32)	(36)	(41)	(47)	(52)	
Unlevered free cash flow	**(30)**	**(9)**	**(4)**	**98**	**146**	**183**	NM

Selected assumptions

- Unlevered free cash flow includes all business cash flows (from core and new businesses) as per management projections, but excludes VC/JV investments
  - Management estimated value of VC/JV investments is added back to determine the implied equity value and per ADS price
- Per management projection, effective tax rate to increase from 15% to 17% in 2020E reflecting an expected shift in revenue mix towards more US revenue
- Assumed a WACC of 8.5% - 10.5% and terminal NTM EBITDA multiple of 10.0x – 14.0x for all businesses

Illustrative present value as of June 30, 2015

Discount rate		**8.5%**			**9.5%**			**10.5%**	
Terminal NTM (2020E) EBITDA multiple	**10.0x**	**12.0x**	**14.0x**	**10.0x**	**12.0x**	**14.0x**	**10.0x**	**12.0x**	**14.0x**
Implied terminal growth rate	3.9%	4.7%	5.2%	4.9%	5.7%	6.2%	5.9%	6.6%	7.2%
PV of unlevered FCF (Q32015E - 2019E)	141	141	141	135	135	135	130	130	130
PV of terminal value (2020E & beyond)	2,870	3,445	4,019	2,754	3,305	3,856	2,644	3,173	3,702
% of aggregate value in terminal value	*95.3%*	*96.1%*	*96.6%*	*95.3%*	*96.1%*	*96.6%*	*95.3%*	*96.1%*	*96.6%*
Implied aggregate value	3,012	3,586	4,160	2,890	3,441	3,992	2,774	3,303	3,832
Plus: Net cash[(4)]	211	211	211	211	211	211	211	211	211
Plus: Value of VC/JV investments[(4)]	120	120	120	120	120	120	120	120	120
Less: Minority interests[(4)]	(104)	(104)	(104)	(104)	(104)	(104)	(104)	(104)	(104)
Implied equity value	3,238	3,812	4,386	3,116	3,667	4,218	3,001	3,529	4,058
Implied price per ADS[(5)]	**$ 44.29**	**$ 52.14**	**$ 59.98**	**$ 42.62**	**$ 50.15**	**$ 57.68**	**$ 41.04**	**$ 48.27**	**$ 55.50**

Source: Super management projections.
Note: Present value assumes mid-year conversion.
(1) Revenue, EBITDA, EBIT, D&A, government subsidies, capex, working capital increase and share-based compensation calculated as Super management projected 2015E numbers minus actual 2015 Q1 and Q2 numbers.
(2) Growth over Super management projected 2015E full-year revenue.
(3) Represents tax-affected government subsidies recorded as other income in the Super management projections.
(4) As of 30 Jun 2015. Cash includes long-term deposit (US$13mn) and pro forma for proceeds from July 2015 private placement of STA shares (US$80mn). Management valuation of VC investments (US$119mn, including investments in Ambrx, Claritas and DNANexus (collectively US$45mn)) and JV investments (US$1mn). Minority interest includes after-tax proceeds from April 2015 sale of STA shares to management ($24mn) and the July 2015 private placement of STA shares ($80mn).
(5) Based on Super's ADS outstanding of 73.1mn as of 30 Jun 2015, including RSUs and options (determined by treasury stock method based on respective implied price per ADS).
(6) Net of US$6.4mn of projected hedging loss per Super management.

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